Exhibit 10.60

EXHIBIT B (TOM SOMMER)

Age of Insured at the Time of Death	Amount of Death Benefit, or 100% of the net-at-risk, whichever amount is less
65	$93,150
66	$91,476
67	$89,393
68	$86,803
69	$83,541
70	$79,638
71	$75,016
72	$69,592
73	$63,271
74	$55,890
75	$47,460
76	$37,755
77	$26,730
78	$14,198
79	$2